NSAR ITEM 77O

                                VKAC Harbor Fund
                               10f-3 Transactions

Underwriting # Underwriting           Purchased From    Amount of shares  % of Underwriting    Date of Purchase
                                                             Purchased
   1            U.S. Filter Corp.              DLJ           2,000,000         1.000%              12/12/96
   2         Microsoft Corporation        Goldman, Sachs        35,000         0.320%              12/17/96
   3          BA Merchant Services        Goldman, Sachs         1,300         0.009%              12/18/97
   4        National Australia Bank       Merrill Lynch        160,000         0.021%              03/13/97
   5        SBC Communications Inc.      Salomon Brothers       85,000         0.800%              03/20/97
   6         Boston Chicken, Inc.         Merrill Lynch      2,550,000         1.020%              04/22/97
   7       Houston Industries, Inc.       Goldman Sachs         63,750         0.319%              07/09/97
   8           MedPartners, Inc.          Smith Barney          88,000         0.465%              09/15/97
   9        Snyder Communications         Merrill Lynch        123,000         2.733%              09/18/97
   10       China Telecom Limited         Goldman Sachs        116,000         0.089%              10/16/97
   11              EVI, Inc.            Donaldson, Lufkin &     85,000         1.214%              10/29/97
                                             Jenrette
   12             Omnicare                 First Boston      4,800,000         1.600%              12/04/97
   13      Newell Financial Trust         Goldman Sachs         55,000         0.640%              12/08/97


Other Firms participating in Underwriting:

Underwriting for #1

Donaldson, Lufkin & Jenrette
Salomon Brothers Inc.
Deutsche Morgan Grenfell
Natwest Securities Limited
Smith Barney, Inc.

Underwriting for #2
Deutsche Morgan Grenfell
Goldman, Sachs & Co.
Salomon Brothers Inc.
Smith Barney Inc.
Alex, Brown & Sons Incorporated
Morgan Stanley & Co. Incorporated
Allen & Company Incorporated
BT Securities Corporation
Bear, Stearns & Co., Inc.
Cowen & Company
Dain Bosworth Incorporated
Dean Witter Reynolds Inc.
Dillon, Read & Co., Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Furman Selz LLC
Edward D. Jones & Co., L.P.
Montgomery Securities
PaineWebber Incorporated
Piper Jaffray Inc.
Prudential Securities Incorporated
Ragen MacKenzie Incorporated
Robertson, Stephens & Company LLC
SoundView Financial Group, Inc.

Underwriting for #3
Goldman, Sachs & Co.
Montgomery Securities
Salomon Brothers Inc.
Robert W. Baird & Co., Incorporated
Underwriting for #3 (con't)
Sanford C. Bernstein & Co., Inc.
Alex, Brown & Sons Incorporated
Chase Securities Inc.
Cowen & Company
Dain Bosworth Incorporated
Dean Witter Reynolds Inc.
A.G. Edwards & Sons, Inc.
Furman Selz LLC
Gerard Klauer Mattison & Co., LLC
Janney Montgomery Scott Inc.
Edward D. Jones & Co., L.P.
Legg Mason Wood Walker Incorporated
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Robertson, Stephens & Company LLC
Wasserstein Perella Securities, Inc.
Wheat First Butcher Singer

Underwriting for #4
Merrill Lynch, Inc.
Morgan Stanley & Co, Incorporated
Keefe, Bruyette & Woods, Inc.
J.B. Were & Son Inc.
First of Michigan Corporation
Roney & Co., LLC
Utendahl Capital Partners, L.P.

Underwriting for #5
Salomon Brothers Inc.
Credit Suisse First Boston Corp.
Bear, Stearns & Co., Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Inc.

Underwriting for #6
Merrill Lynch, Inc.
Alex, Brown & Sons, Incorporated
Morgan Stanley & Co., Incorporated

Underwriting for #7
Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
George K. Baum & Company
CIBC Wood Grundy Securities Corp.
Chase Securities Inc.
EVEREN Securities Inc.
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Inc.
Smith Barney Inc.
Stephens Inc.
Stifel, Nicolaus & Company, Inc.
UBS Securities, LLC
SBC Warburg Inc.

Underwriting for #8
Smith Barney Inc.
Credit Suisse First Boston Corp.
Merrill Lynch, Inc.
Montgomery Securities
Morgan Stanley & Co., Inc.
Piper Jaffray Inc.
ABN AMRO Chicago, Corp.
Bear, Stearns, & Co., Inc.
Sanford C. Bernstein & Co., Inc.
Cowen & Company
A.G. Edwards & Sons, Inc.
EVEREN Securities Inc.
Lehman Brothers Inc.
Needham & Company Inc.
The Robinson-Humphrey Company, Inc.
Rothschild Inc.
Salomon Brothers Inc.
Sterne, Agee & Leach, Inc.
UBS Securities, LLC
Vector Securities International Inc.
Wasserstein Perella Securities Inc.
Wessels, Arnold & Henderson, LLC
Underwriting for #9
Merrill Lynch & Co.
Goldman, Sachs & Co.
Morgan Stanley Dean Witter
Montgomery Securities
Bear, Stearns & Co. Inc.

Underwriting for #10
Goldman, Sachs & Co.
China International Capital Corporation
Morgan Stanley & Co. Incorporation
Bear, Stearns & Co., Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Inc.
Credit Suisse First Boston
Prudential Securities Inc.
RBC Dominion Securities Corp.
Salomon Brothers Inc.
Smith Barney, Inc.

Underwriting for #11
Donaldson, Lufkin & Jenrette
Morgan Stanley Dean Witter
Credit Suisse First Boston
Lehman Brothers
Prudential Securities Inc.
Schroder & Co., Inc.

Underwriting for #12

Morgan Stanley Dean Witter
Credit Suisse First Boston
Merrill Lynch & Co.
Nationsbanc Montgomery Securities, Inc.
Salomon Smith Barney
William Blair & Company




Underwriting for #13
Goldman, Sachs & Co.
Morgan Stanley & Co., Inc.
Robert W. Baird & Co., Inc,
Bear, Stearns & Co., Inc.
Merrill Lynch, Inc.